Exhibit 10.1

FOURTH AMENDMENT TO SALES AND SERVICES AGREEMENT

THIS FOURTH AMENDMENT TO SALES AND SERVICES AGREEMENT (hereafter “Fourth Amendment”) is made effective the 1st day of January, 2012 (the “Effective Date”) by and between Unifi Manufacturing, Inc., a North Carolina corporation (“Unifi”) and Dillon Yarn Corporation, a South Carolina corporation (“DYC”). Unifi and DYC are sometimes hereinafter collectively referred to as the “parties” or individually as a “party.”

RECITALS:

WHEREAS, Unifi and DYC entered into a Sales and Services Agreement dated as of January 1, 2007 (the “Original Agreement”), a First Amendment To Sales and Services Agreement effective January 1, 2009 (the “First Amendment”), a Second Amendment To Sales and Services Agreement effective January 1, 2010 (the “Second Amendment”), and a Third Amendment To Sales and Services Agreement effective January 1, 2011 (the “Third Amendment”). The Original Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, is hereinafter referred to as the “Sales Agreement”; and

WHEREAS, the extended Term of the Sales Agreement expires on December 31, 2011; and

WHEREAS, the parties desire to extend the Term of the Sales Agreement for an additional one (1) year period to December 31, 2012; and

WHEREAS, the parties have agreed to amend certain provisions of the Sales Agreement as set forth below.

NOW THEREFORE, in consideration of these premises, the terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Sales Services. Section 1(a) to the Sales Agreement is deleted in its entirety and replaced by the following:

(a) During the Term (as defined below), DYC shall provide (or cause to be provided) to Unifi and its Affiliates the services of its sales staff for the Business as identified on Schedule A attached hereto (the “Sales Staff”), which Sales Staff shall be dedicated to the selling of Products manufactured by the Business, at a level and effort in the ordinary course of the Business consistent with past practice, and to seeking new business or customers and any other activities that Unifi may reasonably request related to the Business or Unifi’s other businesses (these services are referred to herein as the “Sales Services”).

Schedule A and Schedule B to the Sales Agreement are deleted in their entireties and replaced by Schedule A hereto and all references to DYC’s Executive Staff or services by the Executive Staff are hereby deleted and the terms of the Sales Agreement are deemed amended and modified to remove the same from the provisions of the Sales Agreement.

2. Compensation for Services. Section 3(a) of the Sales Agreement is deleted in its entirety and replaced by the following provision:

(a) As consideration for the Sales Services and the Transitional Services, and subject to Section 3(b), Unifi shall pay DYC $425,000 per year (the “Base Amount”), in advance, in quarterly installments of $106,250.00 each. Except as otherwise provided in this Agreement and consistent with past practices, Unifi shall reimburse DYC for its ordinary, necessary and reasonable cash out-of-pocket expenses incurred in providing the Sales Services, including the reasonable travel and entertainment expenses (“T&E expenses”) of its Sales Staff as allowed under Unifi’s policies and procedures related to T&E expenses.

3. Termination. The Term of the Sales Agreement is amended such that the Agreement shall terminate on December 31, 2012.

Except as expressly stated herein, all of the other terms and conditions of the Sales Agreement shall continue in full and effect as originally written. Any capitalized terms set forth herein that are not expressly defined shall have the meaning ascribed thereto in the Sales Agreement. Should there be a conflict in the terms of this Fourth Amendment and the Original Agreement, as amended heretofore, the terms of this Fourth Amendment shall prevail and all applicable terms of the Sales Agreement shall hereby be deemed amended and modified as necessary to give effect to the intents and purposes of this Fourth Amendment.

This Fourth Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment, this the 19th day of December, 2011.

UNIFI MANUFACTURING, INC.	DILLON YARN CORPORATION

By: /s/ R. ROGER BERRIER, JR.	By: /s/ MITCHEL WEINBERGER
Name: R. Roger Berrier, Jr.	Name: Mitchel Weinberger
Title: President and C.O.O.	Title: President and C.O.O.

Schedule A

Sales Staff

Palmer Blair

William Clark

Ralph Mormile